SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                      PILGRIM AMERICA CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)  Total fee paid:
    [  ]  Fee paid previously with preliminary materials:
    [  ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)   Amount previously paid:
                                     ------------------------------------------
         2)   Form, Schedule or Registration Statement No.:
                                                           --------------------
         3)   Filing Party:
                           ----------------------------------------------------
         4)   Date Filed:
                         ------------------------------------------------------

                       PILGRIM AMERICA CAPITAL CORPORATION
                       40 North Central Avenue, Suite 1200
                             Phoenix, Arizona 85004
                                 (602) 417-8100

                    ----------------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 24, 1999

                    ----------------------------------------

To the Holders of Our Common Stock:

     The  1999  Annual  Meeting  of  Stockholders  of  Pilgrim  America  Capital
Corporation (the "Company") will be held at the Company's headquarters in Phoenix, Arizona on February 24, 1999, at 10:00 a.m., local time, (i) to elect two directors to the Company's Board of Directors, (ii) to approve the Company's 1998 Directors' Stock Option Plan and (iii) to consider such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on December 30, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or represented by a valid proxy. A copy of the Company's 1998 Annual Report to Stockholders, which includes audited consolidated financial statements, was mailed with this Notice and Proxy Statement on or about January 15, 1999 to all stockholders of record on the record date for the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

     Your attention is directed to the attached Proxy Statement.


                                      By Order of the Board of Directors


                                      /s/ Robert W. Stallings

                                      Robert W. Stallings
                                      Chairman of the Board

Phoenix, Arizona
January 15, 1999

                                    IMPORTANT

Stockholders are requested to SIGN, DATE and MAIL the enclosed proxy. A postage-paid envelope is provided for mailing in the United States.

                       PILGRIM AMERICA CAPITAL CORPORATION
                       40 North Central Avenue, Suite 1200
                                Phoenix, AZ 85004
                                 (602) 417-8100

                              --------------------

                                 PROXY STATEMENT

                              --------------------


     This Proxy Statement is furnished by the Board of Directors of PILGRIM AMERICA CAPITAL CORPORATION (the "Company"), a Delaware corporation, in connection with the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on February 24, 1999. The proxy materials were mailed on or about January 15, 1999 to the Company's common stockholders (the "Stockholders") of record at the close of business on December 30, 1998 (the "Record Date"). As of the Record Date, there were 5,333,477 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued and outstanding. Only holders of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending written notice of revocation to the Company's Secretary at 40 North Central
Avenue, Suite 1200, Phoenix, Arizona 85004. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or other means deemed appropriate by the Board of Directors.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted for the election of the nominees for directors named below and for approval of the 1998 Directors' Stock Option Plan, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting who will determine whether or not a quorum is present. The Inspectors of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The information included herein should be reviewed in connection with the consolidated financial statements, notes to consolidated financial statements and independent auditors' report included in the Company's 1998 Annual Report to Stockholders.

                              ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of six members classified in three groups. Members of each group serve a three-year term. At the Annual Meeting, two directors will be elected to the class of directors whose terms expire at the close of the 2002 Annual Meeting of Stockholders. The shares represented by the enclosed proxy will be voted for the election as directors of the two nominees named below, unless a vote is withheld from either or both of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of the proxy. The two nominees receiving the highest number of votes cast at the meeting will be elected.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The present terms of Messrs. Robert W. Stallings and John M. Holliman, III expire upon the close of the 1999 Annual Meeting of Stockholders. Both individuals have been unanimously proposed by the Nominating Committee of the Board as nominees for election as directors in the election to be held at the meeting.

     Information concerning the names, ages, terms, positions with the Company and the Board, and business experience of the nominees and the directors whose present terms continue after the Annual Meeting is set forth below. Each director has served continuously with the Company since his first election as indicated below.
                                                               DIRECTOR TERM
                                                             -------------------
   NAME                        AGE          POSITION (1)     SINCE   EXPIRES (1)
   ----                        ---          ------------     -----   -----------

Robert W. Stallings (2)(5)      49   Chairman of the Board,   1990     1999
                                     President, Chief
                                     Executive Officer
                                     and Director

John C. Cotton (2)(3)(5)        60   Director                 1991     2001

Roy A. Herberger, Jr.(2)(4)     56   Director                 1992     2000

John M. Holliman, III(2)(4)(5)  45   Director                 1991     1999

Stephen A McConnell(3)(4)       46   Director                 1991     2000

Paul J. Renze(3)                42   Director                 1991     2001

----------
(1) The Company's directors are classified into three groups; each elected on a staggered basis for three-year terms.
(2)  Member of Executive Committee.
(3)  Member of Audit Committee.
(4)  Member of Compensation Committee.
(5)  Member of Nominating Committee.

     ROBERT W. STALLINGS has served as the Company's Chairman and Chief Executive Officer since August 1990 and as its President since December 1993.

     JOHN C. COTTON has served as a director of the Company since May 1991, and as President of Maricopa Partnerships, Inc., a Phoenix-based merchant and investment banking organization, since 1982.

     ROY A. HERBERGER, JR. has served as a director of the Company since March 1992, and has served as President of the Thunderbird American Graduate School of International Management, Glendale, Arizona, since April 1989. He served as Dean of the Edwin L. Cox School of Business at Southern Methodist University from 1982 to July 1989. Mr. Herberger is a director of Pinnacle West Capital Corp. and MicroAge Inc.

     JOHN M. HOLLIMAN, III has served as a director of the Company since May 1991 and as a General Partner of AGP Management LP, the General Partner of Valley Ventures LP, formerly Arizona Growth Partners LP, a Phoenix-based venture investment partnership, since February 1993. Mr. Holliman served in various capacities, most recently as Senior Managing Director, of Valley National Investors, Inc., the venture investment subsidiary of Valley National Bank of Arizona, from February 1985 to February 1993. Mr. Holliman is a director of OrthoLogic Corporation, and DenAmerica Corporation.

     STEPHEN A MCCONNELL has served as a director of the Company since May 1991, and as the President of Solano Ventures, a Phoenix-based investment firm, since January 1992. He served as Chairman of Mallco Lumber & Building Materials, Inc., a Phoenix based wholesale distributor of lumber and doors, from September 1991 to July 1997, and as President of Belt Perry Associates, Inc., a Phoenix-based property tax consulting firm, from September 1991 until October 1995. He is currently a director of Mobile Mini, Inc., Vodavi Technology, Inc.
and Capital Title Group, Inc.

     PAUL J. RENZE has served as a director of the Company since May 1991, and as General Partner of Apex Management Partnership, a Chicago-based venture capital fund management company, since July 1988. Mr. Renze is also the President of Chartwell Holdings Inc. and Chief Executive Officer of Schiavi Leasing.

BOARD AND COMMITTEE MEETINGS

     The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. The Audit Committee met three times during the fiscal year ended September 30, 1998.

     The Compensation Committee of the Board of Directors administers the Company's Stock Option Plan and the Company's Performance Share Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee met twice during the fiscal year ended September 30, 1998. The Compensation Committee Report on Executive Compensation is set forth elsewhere herein.

     The Nominating Committee of the Board of Directors makes recommendations to the Board concerning the selection of nominees to stand for election to the Board of Directors. The Nominating Committee met once during the fiscal year ended September 30, 1998.

     The Executive Committee of the Board of Directors has full authority to act on behalf of the Board in the absence of regular Board Meetings. The Executive Committee met six times during the fiscal year ended September 30, 1998.

     During the fiscal year ended September 30, 1998, the Board of Directors of the Company met on six occasions. Each director attended 80% or more of the meetings of the Board and of the Board committees on which he served.

                             PRINCIPAL STOCKHOLDERS
                         AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth information, as of December 15, 1998, concerning the Common Stock of the Company beneficially owned by each director and nominee of the Company, by the Company's Chief Executive Officer and its other four most highly compensated executive officers during the fiscal year ended September 30, 1998 and all executive officers and directors as a group, and by each Stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Common Stock is the only capital stock of the Company issued and outstanding. All Common Stock amounts have been adjusted for a three-for-two split that was effected at the close of business on April 30, 1998.

                                            COMMON SHARES BENEFICIALLY OWNED (2)
                                            ------------------------------------
     NAME (1)                                     SHARES              PERCENT
     --------                                     ------              -------
Robert W. Stallings                              524,954 (3)           9.31%

John C. Cotton                                   291,314 (4)           5.45%

Roy A. Herberger, Jr.                             29,650                .55%

John M. Holliman, III                             52,226 (5)            .98%

Stephen A McConnell                               71,531               1.34%

Paul J. Renze                                     49,606                .93%

James R. Reis                                    255,060               4.66%

Robert J. Boulware                               101,300               1.89%

Stanley D. Vyner                                   7,500                .14%

Howard Tiffen                                     66,639               1.24%

Cramer Rosenthal McGlynn, Inc.                   728,223 (6)          13.65%

Dimensional Fund Advisors                        359,950 (7)           6.75%

All directors and executive officers
  as a group (11 persons)                      1,574,663              26.27%

----------

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by him, subject to applicable community property law.

(2) Includes shares of Common Stock subject to options which were presently exercisable or which may become exercisable within 60 days of December 15, 1998. All exercisable options were "in the money" as of December 15, 1998.

(3)  Includes 24,917 shares owned by his wife.

(4)  Includes  87,964 shares  beneficially  owned by the Cotton  Family  Limited
     Partnership, a limited partnership of which Mr. Cotton is a general partner, and 8,700 shares owned by his wife.

(5) Includes 3,824 shares owned by AGP Management LP. Mr. Holliman is a general partner of AGP Management LP.

(6) Information with respect to Cramer Rosenthal McGlynn, Inc. ("CRM") has been provided by the stockholder and is as of December 31, 1998. CRM's address is 707 Westchester Avenue, White Plains, New York 10604. (See, "Certain Transactions and Relationships").

(7) Information with respect to Dimensional Fund Advisors is provided in reliance upon information included in a Schedule 13F-E dated August 5, 1998 filed by such stockholder. Dimensional Fund Advisor's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

                             EXECUTIVE COMPENSATION

     The following information sets forth the aggregate compensation paid by the Company for services rendered during the fiscal year ended September 30, 1998 to the Company's (i) Chief Executive Officer and (ii) the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                    ANNUAL COMPENSATION     ------------
       NAME AND                     -------------------    STOCK OPTIONS/       ALL OTHER
  PRINCIPAL POSITION      YEAR      SALARY      BONUS     PERFORMANCE SHARES  COMPENSATION(1)
  ------------------      ----      ------      -----     ------------------  ---------------
Robert W. Stallings       1998    $358,333    $550,000             0             $10,000
Chairman of the           1997     350,000     150,000             0              10,979
Board, President and      1996     350,000           0        157,000              9,500
Chief Executive
Officer

James R. Reis             1998     204,167     200,000              0              10,000
Vice Chairman and         1997     200,000      50,000              0              17,917 (2)
Chief Financial Officer   1996     200,000           0         63,000              17,333 (2)

Robert J. Boulware        1998     150,000     336,567 (3)          0              10,000
President and             1997     142,708      97,541 (3)          0               6,844
Chief Executive Officer,  1996      71,250      63,798 (3)          0              11,393 (2)
Pilgrim Securities, Inc.

Stanley D. Vyner          1998     200,000     100,000              0              10,000
President,                1997     200,000      50,000         25,000              13,000
Pilgrim Investments,      1996     108,333           0              0              33,500 (4)
Inc.

Howard Tiffen             1998     200,000     300,000 (5)          0              18,743 (6)
President,                1997(7)  200,000     200,000 (5)          0              21,926 (6)
Pilgrim Prime Rate        1996     168,939      50,000         25,000              15,943 (6)
Trust

----------
(1) Except as otherwise indicated in the footnotes below, all amounts represent 401(k) matching contributions made under a tax deferred savings plan under
     Section 401(k) of the Internal Revenue Code. The Company's 401(k) savings plan was established in July 1991. The Company has discretion to match participant's contributions and since May 1995 the Company has matched participant contributions up to 7% of the compensation of each participant.

(2) Includes payment for unused vacation of $8,333 annually in 1997 and 1996 to Mr. Reis and $4,614 in 1996 to Mr. Boulware.

(3)  Includes sales  commissions of $336,567,  $91,863 and $42,650 in 1998, 1997 and 1996, respectively.

(4) Until June 24, 1996, Mr. Vyner served as a consultant to the Company. Other Compensation includes $30,000 for consulting fees paid to him prior to his hire date.

(5) Mr. Tiffen's bonus is awarded at the discretion of the Chairman, and in future years may vary and equal or exceed the amounts awarded in 1998 and 1997 based upon Mr. Tiffen's performance and the analysis of the Compensation Committee.

(6) Includes taxable moving expenses paid to Mr. Tiffen in the amount of $8,743, $12,092 and $6,443 in 1998, 1997 and 1996 respectively.

(7) Mr. Tiffen became an executive officer during the fiscal year ended September 30, 1997.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are each paid an annual retainer of $20,000 plus $500 per meeting of the Board of Directors or a committee thereof attended by the director. Until November 1997, the annual retainer was $12,000.

EMPLOYMENT AGREEMENTS

     During August 1995, at the direction of the Board of Directors, the Company entered into employment agreements with Robert W. Stallings and James R. Reis. The employment agreements with Messrs. Stallings and Reis automatically renew for two-year terms unless either party determines not to renew. The current terms of the agreements end on December 31, 2000.

     The employment agreements provide that the Company shall pay an annual base salary of at least $325,000 to Mr. Stallings and $200,000 to Mr. Reis. Mr. Stallings' base salary was raised to $350,000 effective November 16, 1995, and to $450,000 effective September 1, 1998. Mr. Reis's base salary was raised to $250,000 effective September 1, 1998. The Board of Directors may terminate each employment agreement at any time and by the employee with 90 days' advance notice. If the employee is terminated by the Board of Directors other than for just cause (as defined in the agreement), the employee will be entitled to a lump sum payment in an amount not less than $675,000 in the case of Mr. Stallings and $375,000 in the case of Mr. Reis.

     During January 1998, at the direction of the Board of Directors, the Company entered into a one-year renewable employment agreement with Howard Tiffen. That agreement was replaced with a new two-year renewable agreement effective October 1, 1998. The current employment agreement provides that the Company shall pay an annual base salary of at least $250,000 to Mr. Tiffen. Mr. Tiffen's employment may be terminated by the Board of Directors or by Mr. Tiffen at any time. If Mr. Tiffen is terminated by the Company other than for "cause" (as defined in the agreement), Mr. Tiffen will be entitled to a lump sum payment in the amount of $250,000.

     Executive officers of the Company and officers of the Company's operating subsidiaries, and certain middle management personnel, who are not compensated on an incentive commission basis, are eligible to be paid a discretionary performance bonus annually.

EMPLOYMENT SEVERANCE AGREEMENTS

     The Company has agreements with certain senior employees which provide that if the employee is terminated, the employee will receive a lump sum payment equal to between three and twelve months of the employee's base compensation.

STOCK OPTIONS AND PERFORMANCE SHARES

     Pursuant to the Company's Stock Option Plan (the "Option Plan"), the Company may grant to employees and officers of the Company (including directors of the Company who are also employees) both incentive stock options and nonstatutory stock options ("Options") to purchase an aggregate of up to 806,679 shares of the Company's common stock. The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of Options granted, including the exercise price, the number of shares subject to each Option, and the exercisability of each Option. Stock options were granted by the Company under the Option Plan during the fiscal years ended September 30, 1996 and September 30, 1997. There were no Stock Options granted during the fiscal year ended September 30, 1998.

     On August 30, 1996, the Company adopted the 1996 Performance Share Plan (the "Performance Share Plan"), approved and administered by the Company's Board of Directors, in which certain officers and employees were granted interests ("Performance Shares") that entitle them to compensation amounts directly related to the market price of the Company's Common Stock. These amounts are payable in shares of Common Stock.

     Performance Shares vest over a five-year period. The maximum aggregate number of Performance Shares that may be issued under the plan as of September 30, 1998 is 375,000. Cancelled and forfeited Performance Shares may be reissued under the Performance Share Plan. As of September 30, 1998, 307,500 Performance Shares were outstanding, each with an assigned value between $3.83 and $26.25 per share and five year vesting, 20% each year, beginning on April 7, 1995 or the employee's grant date, if later.

               OPTION/PERFORMANCE SHARE GRANTS IN LAST FISCAL YEAR

     There were no options or performance shares granted to the named executive officers during the fiscal year ended September 30, 1998.

     The table below contains certain information concerning exercises of Options or Performance Shares during the fiscal year ended September 30, 1998 by each of the Company's executive officers and the fiscal year end value of unexercised Options or Performance Shares.

        AGGREGATED OPTION/PERFORMANCE SHARE EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUE AS OF SEPTEMBER 30, 1998

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                  OPTIONS/PERFORMANCE SHARES     OPTIONS/PERFORMANCE SHARES
                   SHARES ACQUIRED   VALUE            AT FISCAL YEAR END            AT FISCAL YEAR END (1)
      NAME           ON EXERCISE    REALIZED       EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
      ----           -----------    --------       -------------------------      -------------------------
Robert W. Stallings      0             0            307,000 / 78,500 (Options)     $4,694,542 / $1,200,396

James R. Reis            0             0            138,000 / 31,500                2,110,250 / 481,688

Robert J. Boulware       0             0             25,000 / 12,500                  382,292 / 191,146

Stanley D. Vyner         0             0              7,500 / 30,000                   65,938 / 263,750

Howard Tiffen            0             0             22,500 / 15,000                  344,063 / 229,375

----------
(1) Messrs. Stallings, Reis, Boulware and Tiffen's Performance Shares are exercisable at a price of $3.83 per share. Mr. Vyner's Performance Shares are exercisable at a price of $10.33 per share. The last reported sale price of Common Stock as reported on September 30, 1998 by the NASDAQ National Market System was $19.125 per share.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the change in the Company's cumulative total shareholder return on its Common Stock over the five fiscal year periods after September 30, 1993 with the cumulative total return on equity securities traded on NASDAQ and the relevant comparative benchmark during the period. For the period from September 30, 1993 through March 31, 1995 (the quarter in which the Company announced the discontinuance of its mortgage operations), the relevant comparative benchmark was comprised of a peer group of public companies engaged in the mortgage banking industry as described in (1) below. Subsequent to March 31, 1995, the relevant comparative benchmark is comprised of a peer group of public companies engaged in the investment management industry due to the change in the Company's business from mortgage banking to investment management services.

                       PILGRIM AMERICA CAPITAL CORPORATION
                         COMPANY STOCK PRICE PERFORMANCE

            Pilgrim America
             Capitial Corp.      NASDAQ Composite      Comparative Benchmark (1)
             --------------      ----------------      -------------------------
9/30/93         100                   100                      100
9/30/94          68.57                100.82                    80.83
3/31/95          47.14                108.65                    84.05
9/30/95          67.14                139.25                   106.83
9/30/96          66.43                165.25                   126.87
9/30/97         202.86                226.80                   220.77
9/30/98         327.86                228.88                   213.99
----------
(1) Prior to March 31, 1995, the comparative benchmark is represented by a peer group of public companies engaged in the mortgage banking industry. The peer group includes: Countrywide Credit Industries, Inc.; Fleet Mortgage Group, Inc.; Imperial Credit Industries, Inc.; North American Mortgage Company; and Plaza Home Mortgage Company. For the period March 31, 1995 through September 30, 1998, the comparative benchmark is represented by a peer group of public companies engaged in the investment management industry. The peer group includes: Alliance Capital Management L.P.; Eaton Vance Corporation; Franklin Resources, Inc.; The John Nuveen Company; Kansas City Southern Industries; Nvest, L.P.; PIMCO Advisors Holdings L.P.; The Pioneer Group, Inc.; and T. Rowe Price Associates, Inc. This peer group is used to better correspond to the Company's investment management services business that began on April 7, 1995, concurrent with its purchase of certain investment management assets at that date.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is composed entirely of independent outside members of the Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program of the Company and its subsidiaries, and periodically assesses the effectiveness and competitiveness of the program. The Committee met twice during the fiscal year ended September 30, 1998.

     COMPENSATION PHILOSOPHY. The goals of the Company's executive compensation program are to support and further the Company's financial performance and its business plan and to enable the Company to attract and retain the quality of executive personnel which the Company believes is necessary to meet the
Company's commitment to maximize shareholder value. The philosophy of the Company is to provide compensation programs designed to reward achievement of the Company's goals and to provide compensation opportunities that are commensurate with those of companies engaged in similar businesses which are of a size and type similar to the Company.

     ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM. The Company's salaries for executive officers are set at levels consistent with competitive practices as compared to other investment management services companies of a size and engaged in business comparable to that of the Company. Salary increases are generally designed to reflect performance of the executive. These elements will usually be subjective in nature, as the Company does not have a practice of establishing specific quantitative target goals for individual compensation levels.

     Executive compensation levels for the fiscal years ended September 30, 1997 and 1998 were determined against the background of (i) the Company's increased profitability; (ii) the increase of the share price of the Company's Common Stock; (iii) the increase in sales of open-end fund shares distributed by the Company; (iv) the increase in assets under management through the development of private accounts; (v) the continuation of cost cutting, and (vi) the improvement in the quality of the Company's staff. In establishing compensation levels for newly appointed executives, the Committee considered the compensation levels prevalent in the investment management industry generally.

     Recently enacted provisions of the Internal Revenue Code limit to $1,000,000 the amount of cash compensation that a company may pay each executive officer and claim a tax deduction in a like amount, with amounts over $1,000,000 generally being a non-deductible expense. Because the Company has never paid individual compensation amounts approaching the $1,000,000 threshold, the Committee has not formulated a policy relating to compensation in excess of the threshold.

     BONUS PAYMENTS AND OTHER INCENTIVE PAYMENTS. Executive officers are eligible to be paid performance bonuses. Bonus amounts are discretionary, are recommended by the Committee and are subject to approval by the Board of Directors. Bonuses are entirely discretionary, and neither the Board nor the Committee sets performance levels or pre-established formulas for determining whether bonuses will be paid or the amount of bonus paid. Accordingly, bonus amounts are based on a subjective assessment of employee performance.

     Historically, the Company has awarded stock options to executives. During the fiscal year ended September 30, 1998, the Company issued no Options under the Option Plan.

     In August 1996, the Committee approved the Performance Share Plan, and amended it in February, 1997, to provide compensation to executives and other employees based upon increases in the Company's common stock market price. The Committee designed this Plan to reward executives and other employees for the financial performance of the Company, which results in increased stockholder value.

     CEO COMPENSATION. The key performance measure the Committee used in determining the CEO's compensation for 1998 was the Committee's assessment of his vision and leadership in the development and expansion of the Company's money management advisory and distribution businesses. The CEO's base salary through December 31, 1997 was set at $350,000 per annum in connection with an employment agreement entered into by the Company and the CEO in August 1995. On September 1, 1998, the CEO's base salary was increased to $450,000. The Committee believes this base salary is competitive with amounts paid other experienced CEO's in similarly sized investment management companies.

                                      Compensation Committee


                                      Roy A. Herberger, Jr., Chairman
                                      John M. Holliman, III
                                      Stephen A McConnell


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee of the Board of Directors of the Company consists of Messrs. Herberger, Holliman and McConnell. No Compensation Committee interlocks exist and no insiders participated in compensation decisions. The members of the Compensation Committee have at no time been officers or employees of the Company or any of its subsidiaries, nor do they serve on the board of directors of any mutual fund for which the Company serves as investment advisor.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Gerald B. Cramer resigned as a director of the Company in April 1995. Mr. Cramer is a principal owner and officer of CRM Advisors, LLC, which became the subadvisor to the Pilgrim MidCap Value Fund when it commenced operations in September 1995. CRM receives a fee for subadvising this Fund which is managed and advised by Pilgrim Investments, Inc., a subsidiary of the Company. During the fiscal year ended September 30, 1998, CRM was paid an aggregate of $358,330 in such fees. CRM also is an affiliate of Cramer Rosenthal McGlynn, Inc. which is the beneficial owner of 13.65% of the Company's common stock. See, "Principal Stockholders and Stockholdings of Management."

                                   PROPOSAL 2

                  APPROVAL OF 1998 DIRECTORS' STOCK OPTION PLAN

     BACKGROUND. Since it became a public company in 1992, a majority of the Company's Board of Directors has been comprised of persons who are not employees of the Company or any of its subsidiaries ("Outside Directors"). In April 1992, the Company granted each of its Outside Directors an option to acquire 10,000 shares of Common Stock. In September 1998, the Board reviewed the opportunities for directors to acquire additional interests in the Common Stock, and approved the Company's 1998 Directors' Stock Option Plan (the "Plan"), subject to approval by the Company's stockholders.

     The Board of Directors believes that the Plan will enhance the Company's ability to attract and retain qualified individuals to serve as Outside Directors and will also further the identity of interest between the Outside Directors and the Company's stockholders generally. The following summary of the material provisions of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Exhibit A.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

     Under the Plan, each Outside Director will automatically be granted options to purchase shares of Common Stock on October 1 of each year during the term of the Plan (or such earlier date as all shares authorized for issuance under the Plan have been issued or are subject to outstanding options). Under the Plan, each Outside Director serving on the Board on October 1, 1998 was granted an option to purchase 15,000 shares of Common Stock, and each Outside Director first elected to the Board after October 1, 1998 shall upon his or her election be granted an option to purchase 15,000 shares of Common Stock. Following the receipt of the grant to purchase 15,000 shares, an Outside Director will be granted an option to purchase 5,000 shares of Common Stock on each October 1 during the term of the Plan. A maximum of 250,000 shares of Common Stock may be issued upon exercise of options granted under the Plan, subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or similar recapitalization events. Options under the Plan do not qualify as "incentive stock options" under the Internal Revenue Code of 1984, as amended (the "Tax Code"). The options granted on October 1, 1998 are conditioned upon stockholder approval of the Plan, and if the Plan is not approved those grants will terminate automatically.

     Options under the Plan are exercisable at a price which is equal to the closing price of the Common Stock on the date of grant, plus $1.00 per share. The closing price of the Common Stock on October 1, 1998 was $18.00 per share, and the exercise price of the options granted under the Plan on that day are exercisable at $19.00 per share. Options granted under the Plan generally vest, or first become exercisable, in three equal annual installments beginning on the first anniversary of the date of grant. If an Outside Director retires at or after age 65, all options under the Plan will vest upon retirement. If a Change of Control (as defined in the Plan) of the Company occurs, all options under the Plan shall immediately vest. Unless earlier exercised or terminated, options under the Plan will terminate on the tenth anniversary of their grant date. Options will also terminate three months after the date an optionee ceases to be an Outside Director for any reason other than normal retirement, disability or death. Options are not transferable other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. The Board has authority under the Plan to permit transfers to certain members of an optionee's family and to certain trusts and other entities the beneficiaries or members of which are primarily such family members.

     The Plan will be administered by the Board, which will have the power to construe and interpret the terms and provisions of the Plan. The Board may amend or terminate the Plan at any time, except that it may not increase the total number of shares subject to the Plan, alter the class of persons eligible to receive options under the Plan, extend the termination date of the Plan, modify the exercise price of options under the Plan or take certain other actions, in each case to the extent that stockholder approval is required under applicable law or regulation. Only directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Plan. All directors of the Company except Mr. Stallings currently qualify as Outside Directors.

FEDERAL INCOME TAX CONSEQUENCES

     An Outside Director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by an Outside Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. However, if other shares of Common Stock have been purchased by an Outside Director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). If applicable, one effect of any such postponement would be to measure the amount of the Outside Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). The Outside Director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

     Upon an Outside Director's exercise of an option granted under the Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the director.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers Automated Quotation System. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act. Officers, directors and greater than ten-percent shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by the Company or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during fiscal year ended September 30, 1998 all officers, directors, and greater than ten-percent beneficial owners complied with the applicable Section 16(a) filing requirements.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

     The principal independent auditors utilized by the Company during fiscal years ended September 30, 1996, 1997 and 1998 were KPMG LLP, (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal auditing firm to be utilized by the Company throughout the fiscal year ending September 30, 1999. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                            PROPOSALS BY STOCKHOLDERS

     Any Stockholder proposal which is intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than September 15, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In order for a stockholder to bring other business before the Company's 2000 Annual Meeting, timely notice must be received by the Company at its principal offices no later than November 28, 1999. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The time limit also applies in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to exercise of discretionary voting authority.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purpose set forth in the Notice that accompanies this Proxy Statement. The Board of Directors is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                      By Order of the Board of Directors


                                      /s/ Robert W. Stallings

                                      Robert W. Stallings
                                      Chairman of the Board

Phoenix, Arizona
January 15, 1999

                                    EXHIBIT A

                        1998 DIRECTORS' STOCK OPTION PLAN



1. DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated:

     "BOARD OF DIRECTORS" means the board of directors of the Corporation.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the shares of the common stock (including treasury stock), par value $0.01 per share, of the Corporation.

     "CORPORATION"  means  Pilgrim  America  Capital  Corporation,   a  Delaware
     corporation, and any successor thereto.

     "DISABILITY" means inability of a Participant to perform his or her duties as an Outside Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     "FAIR MARKET VALUE" means the value of a share of Common Stock on a particular day determined as follows:

          (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange, the fair market value shall be the closing sales price on such day on the New York Stock Exchange or, if the shares are not then listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading or, if no sale takes place on such day on any such exchange, on the next preceding day on which sales occur;

          (ii) if the shares of Common Stock are not then listed or admitted to trading on any securities exchange, the fair market value shall be the closing sales price on such day or, if no sale takes place on such day, on the next preceding day on which sales occur in the over-the-counter market as furnished by the NASDAQ Stock Market, or if the NASDAQ Stock Market at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board of Directors; or

          (iii) if the shares of Common Stock are not then listed or admitted to trading on a securities exchange or in the over-the-counter market, the fair market value shall be the amount determined by the Board of Directors in a manner consistent with Treasury Regulation 20.2031-2 promulgated under the Code or such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

     "OUTSIDE DIRECTOR" means a person who is a member of the Board of Directors but is not an employee of the Corporation or any subsidiary of the Corporation.

     "PARTICIPANT" means an Outside Director, or other person or entity specified in Section 5(f), who is granted a stock option hereunder, together with such Outside Director's, or such other person's or entity's transferees, assigns, and successors.

     "PLAN" means this Pilgrim America Capital Corporation 1998 Directors' Stock Option Plan.

     "RULE 16B-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and any amendment or successor provision thereto.

2. PURPOSE OF PLAN.

     (a) GENERAL PURPOSE. The purpose of this Plan is to further the interests of the Corporation and its stockholders by providing an incentive based form of compensation to motivate and reward its Outside Directors and promote the best interests and long-term performance of the Corporation by offering such Outside Directors a proprietary interest in its business and an increased personal interest in the continued success and progress of the Corporation.

     (b) TYPES OF AWARDS. The Plan provides for the grant by the Corporation of options to purchase shares of the Corporation's Common Stock. None of the options granted pursuant to this Plan will qualify as Incentive Stock Options, as defined in Section 422 of the Code. It is also intended that grants under this Plan not constitute "Discretionary Transactions" under the requirements of Rule 16b-3. and that any Outside Directors participating hereunder will not be disqualified, because of this Plan, as a "Non-Employee Director" under Rule 16b-3; any provision of this Plan deemed not to be in compliance with the requirements of Rule 16b-3 shall be deemed null and void. This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Corporation.

3. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

     (a) DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The stock subject to the provisions of this Plan and issuable upon exercise of options under the Plan are shares of the Corporation's Common Stock, which may be either unissued or treasury shares, as the Board of Directors from time to time may determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 250,000 shares.

     (b) RESTORATION OF UNPURCHASED Shares. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for other options awarded under this Plan.

4. ELIGIBILITY. Except as otherwise provided in Section 5(f), stock options may be granted under the Plan only to Outside Directors.

5. STOCK OPTIONS.

     (a) GRANT OF STOCK OPTIONS. On October 1, 1998, each Outside Director then serving shall be granted an option to purchase 15,000 shares of Common Stock and on each October 1 thereafter throughout the term of this Plan, each Outside Director then serving shall be granted an option to purchase 5,000 shares of Common Stock. An Outside Director first elected after October 1, 1998 shall, upon such election, be granted an option to purchase 15,000 shares of Common Stock. In the event insufficient shares are available under this Plan to grant the options specified above to all Outside Directors then serving, the number of shares subject to the granted options shall be adjusted downward such that each Outside Director shall receive an option to purchase the same number of shares as the others without exceeding the number of shares available under this Plan. In the event no shares are available for issuance of options, or if an insufficient number of shares are available for each Outside Director to receive an option for the same number of shares as the others, no options shall be granted at such time. Unless otherwise determined by the Board of Directors, the right to purchase shares pursuant to options granted hereunder shall vest annually in equal portions over a period of three years, and such vesting shall occur on the anniversary of the relevant date of grant of the option. Notwithstanding the terms and conditions of any options granted under this Plan, including without limitation the terms and conditions of an individual agreement executed pursuant to Section 5(d), the earliest time at which the right to purchase shares under any option granted may vest is at the time of approval of this Plan by the stockholders of the Corporation. By accepting an option granted under this Plan, each Participant acknowledges and agrees to the terms, conditions, restrictions and limitations contained in this Plan, including without limitation those contained in the preceding sentence.

     (b) OPTION PRICE. The purchase price of the Common Stock under each option granted hereunder shall be one dollar ($1.00) in excess of the Fair Market Value of the Common Stock on the day of the grant of the option.

     (c) CONTINGENCY OF GRANTS. All grants of options pursuant to Section 5(a) prior to approval of this Plan by the stockholders of the Corporation are subject to such approval as provided in Sections 5(a) and 10.

     (d) INDIVIDUAL AGREEMENTS; REQUIRED PROVISIONS. Options granted under this Plan shall be evidenced by agreements in such form as the Board of Directors from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the conditions of this Section 5. Each individual agreement shall include, in addition to other terms and conditions as determined by the Board of Directors, the following: (i) the total number of shares subject to the option; (ii) the exercise price for the shares covered by the option; (iii) the time at which the option becomes exercisable;
(iv) the scheduled expiration date of the option; (v) the vesting period(s) for such options; and (vi) the timing and conditions of issuance of any stock received upon exercise.

     (e) PERIOD. No option granted under the Plan shall be exercisable for a period in excess of ten years from the date of its grant, subject to earlier termination as provided in this Plan and as may be set forth in the individual agreements evidencing the option. An option may be exercised in full or in part at any time or from time to time during the term thereof, or may provide for its exercise in stated installments at stated times during such term.

     (f) NON-TRANSFERABILITY OF OPTIONS. Each option granted under the Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Board of Directors may permit a Participant to transfer an option or cause the Corporation to grant an option that would otherwise be granted to a Participant, to any one or more of the following: a Participant's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Participant, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trust or entities in respect of a Participant shall be subject to the provisions of Section 5(g) concerning the exercisability during and after the Participant's service on the Board of Directors.

     (g) TERMINATION OF SERVICE. Except as otherwise provided herein, if a Participant voluntarily or involuntarily terminates service as an Outside Director, the Participant may, to the extent the option has vested on the date of termination, exercise any option held by such Participant, at any time within three (3) months after the date of such termination, but not after the expiration of the option. Any option not so exercised shall expire. Notwithstanding the foregoing:

          (i) if a Participant retires as an Outside Director on or after reaching age 65, the options shall vest upon such retirement and the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised, unexpired options, provided such exercise is within twelve
     (12) months after the date of the Participant's retirement but not after the expiration of the option;

          (ii) if a Participant's service as an Outside Director is terminated by reason of death, the options shall vest upon death and the personal representative of the Participant may exercise any or all of the Participant's unexercised, unexpired options, provided such exercise occurs within twelve (12) months of the date of the Participant's death but not after the expiration of the option; and

          (iii) if a Participant's service as an Outside Director is terminated by reason of Disability, the options shall vest upon such termination and the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised, unexpired options, provided such exercise is within twelve
     (12) months of the date of the Participant's termination of service but not after the expiration of the option.

     Notwithstanding the forgoing, if the services of any Participant shall be terminated because of the Participant's conviction of or plea bargain to a felony involving fraud, theft, embezzlement or the like, all unexercised options of such Participant shall lapse immediately and be unexerciseable on and after the date of termination of the Participant's service

     (h) NO FRACTIONAL SHARES. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

     (i) METHOD OF EXERCISING OPTION. Options be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business. Such notice shall state the election to exercise the option and the NUMBER of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased. The exercise price is to be paid in full upon exercise of an option in one of the following manners:

          (1) Payment in cash;

          (2) Payment in shares of Common Stock having a Fair Market Value equal to the cash exercise price of the option being exercised; or

          (3) Payment by a combination of cash and shares of Common Stock such that the sum of the cash paid and the Fair Market Value of the shares of Common Stock equals the cash exercise price of the option being exercised.

Any shares of Common Stock tendered in payment must be either shares owned by the Participant and registered in the Participant's name and may not include shares of Common Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised.

     (j) PROCEEDS FROM EXERCISE. The consideration received by the Corporation upon exercise of an option, if cash, is to be added to the general funds of the Corporation or, if shares of Common Stock, is to be added to the shares of the Common Stock held in treasury and used for the corporate purposes of the Corporation as the Board of Directors shall determine.

     (k) NO RIGHTS OF A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by an option. No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option. Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a stockholder of the Corporation as of the date of issuance.

     (l) COMPLIANCE WITH LAW. No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until the following occurs;

          (i) All legal requirements applicable to the issuance or transfer of such shares have been complied with; and

          (ii) All requirements of any national securities exchange or association upon which the shares are listed, traded or quoted have been met, in each case to the satisfaction of the Board of Directors and free of any conditions unacceptable to the Board of Directors. The Board of Directors shall have the right to condition the issuance of any shares made to any Participant hereunder on such Participant's undertaking in writing (whether prior to or after the grant of the options) to comply with such restrictions on his or her subsequent disposition of such shares as the Board of Directors shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and a legend may be placed on the certificates representing such shares to reflect any such restriction.

6. CERTAIN ADJUSTMENTS.

     (a) CAPITAL ADJUSTMENTS. Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

     (b) MERGERS, ETC. Except as limited by the provisions of Section 422 of the Code, if the Corporation is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation shall cause every option outstanding hereunder to vest and be fully exercisable on the date that the Corporation first announces publicly an intent or a plan (whichever is earlier announced) of dissolution or liquidation. A merger, consolidation or similar reorganization in which the Corporation is not the surviving corporation shall cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board of Directors, but each holder shall have the right, for a period of not less than the 30 days immediately prior to a merger or consolidation in which the Corporation is not the surviving corporation, to exercise such option in whole or in part without regard to any vesting requirements or installment provisions contained in the option agreement.

7. CHANGE OF CONTROL ACCELERATION OF VESTING.

IN THE EVENT OF A CHANGE OF CONTROL (HEREIN DEFINED) SHALL OCCUR, ALL OPTIONS OUTSTANDING UNDER THIS PLAN SHALL THEREUPON BECOME IMMEDIATELY EXERCISABLE IN FULL, NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY HEREIN, FOR EACH OPTION'S THEN REMAINING TERM.

     For purposes of this Plan, a "Change of Control" of the Corporation shall be deemed to occur if either: (A) after September 1, 1998, any person or entity, or any group of persons or entities becomes the "beneficial owner" (as defined in the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, of 35% or more of combined voting power of the Corporation's then outstanding securities; or (B) the occurrence within any thirty six month period during the term of this Plan and thereafter while any options granted under this Plan have not vested, of a change in the Board of Directors with the result that the Incumbent Members do not constitute a majority of the Board of Directors. "Incumbent Members" in respect of any thirty six-month period shall mean the members of the Board of Directors on the date immediately preceding the commencement of such thirty six-month period, provided that any person becoming a Director during such period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such thirty six-month period.

8. DELIVERY OF STOCK; LEGENDS; REPRESENTATIONS.

     (a) LEGEND ON CERTIFICATES. SUBJECT to Section 7(c), all certificates representing shares of Common Stock issued upon exercise of options granted under the Plan shall be endorsed with a legend reading as follows:

     THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATIONS THAT THESE SHARES HAVE BEEN PURCHASED SOLELY FOR INVESTMENT. THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS IN THE OPINION OF THE CORPORATION AND ITS LEGAL COUNSEL SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER.

     (b) PRIVATE OFFERING FOR INVESTMENT ONLY. The options are and shall be made available only to Outside Directors who have knowledge of the Corporation's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Corporation, but to encourage stock ownership among the Outside Directors. By the act of accepting an option, each Participant agrees (i) that, if he or his successors exercise his option, he or his successors will purchase the subject shares solely for investment and not with any intention at such time to resell or redistribute those shares, and (ii) that he or his successors will confirm such intention by an appropriate certificate at the time the option is exercised. However, the neglect or failure to execute such a certificate shall not limit or negate the foregoing agreement.

     (c) REGISTRATION STATEMENT. If a Registration Statement covering the shares of Common Stock issuable upon exercise of options granted under the Plan is filed under the Securities Act of 1933, as amended, and is declared effective by the Securities and Exchange Commission, the provisions of Section 7(a) relating to endorsement of a restrictive legend and the provisions of Sections 7(b) relating to investment covenants shall terminate during the period that the Registration Statement, as periodically amended, remains effective.

9. TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION.

     (a) TERM. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board of Directors

     (b) EFFECT OF TERMINATION. Any option, outstanding at the termination of this Plan, shall continue in full force and effect in accordance with its terms and shall not be affected by the termination of the Plan.

     (c) AMENDMENTS TO PLAN. The Board of Directors of the Corporation may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by stockholders of the Corporation of any amendment is required to comply with Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided that the Board of Directors may not, without consent of the option holder, take any action which affects or impairs the rights of the holder of any option outstanding under the Plan, and further provided that, except as provided in Section 6, the Board of Directors may not, without the approval of the Corporation's stockholders, take any of the following actions:
(i) increase the aggregate number of shares of Common Stock subject to the Plan;
(ii) change the class of persons eligible to receive options; (iii) modify the period within which options may be granted; (iv) modify the period within which options may be exercised, the exercise price or the terms upon which options may be exercised; or (v) increase the material benefits accruing to participants under the Plan to the extent that stockholder approval is required by applicable law or regulation.

10. WITHHOLDING. The Corporation, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

11. EFFECTIVENESS OF THE PLAN. This Plan will be effective upon adoption by the Board of Directors of the Corporation, subject, however, to its approval by the stockholders of the Corporation given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders or at a special meeting of the stockholders duly called and held for such purpose, or by written consent of the stockholders. Grants of options made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained as aforesaid, such grants shall not be effective for any purpose.

12. GOVERNING LAW. THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

PROXY                                                                      PROXY

                       PILGRIM AMERICA CAPITAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints ROBERT W. STALLINGS, JAMES R. REIS and JAMES M. HENNESSY, or any of them acting in absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the stockholders of PILGRIM AMERICA CAPITAL CORPORATION (the "Company") to be held at the Company's Corporate Headquarters, 40 North Central Ave., Suite 1200, Phoenix, AZ 85004, on February 24, 1999, at 10:00 a.m., local time, and any adjournments directed below, with all powers the undersigned would possess if personally present at the meeting.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for the approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.


            PLEASE PROMPTLY SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side.)

                             PILGRIM AMERICA CAPITAL
                   CORPORATION PLEASE MARK VOTE IN OVAL IN THE
                     FOLLOWING MANNER USING DARK INK ONLY.

                                    FOR     WITHHOLD     FOR ALL
1. Election of Directors--          ALL     ALL          Except these nominee(s)
                                                         written below.
Nominees: Robert W. Stallings,
          John M. Holliman, III     [ ]     [ ]          [ ]____________________


                                    FOR     AGAINST      ABSTAIN

2. Directors' Stock Option Plan     [ ]     [ ]          [ ]


                                        Dated:                         , 1999
                                              -------------------------


                                        ----------------------------------------
                                        (Signature)


                                        ----------------------------------------
                                        (Signature)


                                        Please   sign   exactly   as  your  name
                                        appears.   Joint   owners   should  sign
                                        personally. Where applicable, indicate your official position or representation capacity.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

            PLEASE PROMPTLY SIGN AND RETURN IN THE ENCLOSED ENVELOPE.